Exhibit 24(d)

                                February 23, 1996


Mr. W. L. Westbrook                              Mr. Wayne Boston
Southern Company Services, Inc.                  Southern Company Services, Inc.
64 Perimeter Center East                         64 Perimeter Center East
Atlanta GA  30346                                Atlanta GA  30346


Dear Sirs:

                             Re: Forms 10-K and 10-Q

         Gulf Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) its Annual Report on Form 10-K for the year ended December 31, 1995, and (2) its 1996 quarterly reports on Form 10-Q.

         Gulf Power Company and the undersigned Directors and Officers of said Company, individually as a Director and/or as an Officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                   Sincerely,



                             By /s/Travis J. Bowden
                                Travis J. Bowden
                          President and Chief Executive
                                     Officer


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                                      - 2 -




/s/Reed Bell                                              /s/C. Walter Ruckel
   Reed Bell                                                 C. Walter Ruckel



/s/Travis J. Bowden                                       /s/Joseph K. Tannehill
   Travis J. Bowden                                          Joseph K. Tannehill



/s/Paul J. DeNicola                                       /s/Arlan E. Scarbrough
   Paul J. DeNicola                                          Arlan E. Scarbrough



/s/Fred C. Donovan                                        /s/Ronnie R. Labrato
   Fred C. Donovan                                           Ronnie R. Labrato



/s/W. D. Hull, Jr                                         /s/Warren E. Tate
   W. D. Hull, Jr                                            Warren E. Tate

Extract from minutes of meeting of the board of directors of Gulf Power Company.

                               - - - - - - - - - -

                RESOLVED, That for the purpose of signing the statements under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1995, and its 1996 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such statements become effective), this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston.

                               - - - - - - - - - -

                  The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Gulf Power Company, duly held on February 23, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 22, 1996                                     GULF POWER COMPANY


                                                          By /s/ Wayne Boston
                                                                 Wayne Boston
                                                            Assistant Secretary